As filed with the Securities and Exchange Commission on August 8, 2019.
Registration No. 333-
 ______________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
______________________
FORM S‑8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
______________________

C.H. ROBINSON WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________

Delaware (State or Other Jurisdiction of Incorporation or Organization)	41-1883630 (I.R.S. Employer Identification No.)
14701 Charlson Road Eden Prairie, Minnesota (Address of Principal Executive Offices)	55347 (Zip Code)
C.H. Robinson Worldwide, Inc. 2013 Equity Incentive Plan
(Full Title of the Plan)

Ben G. Campbell Chief Legal Officer and Secretary C.H. Robinson Worldwide, Inc. 14701 Charlson Road Eden Prairie, Minnesota 55347 (Name and Address of Agent for Service)
Telephone number, including area code, of agent for service: (952) 937-8500
______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐	Emerging Growth Company	☐

Non-accelerated filer	☐	Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

______________________
CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $.10 par value	4,000,000	$81.03	$324,120,000	$39,283.35

(1)
This registration statement also will cover an indeterminate number of additional shares of common stock, par value $.10 per share (the “Common Stock”), that may be issued pursuant to the provisions of the C.H. Robinson Worldwide, Inc. 2013 Equity Incentive Plan (as amended and restated, the “2013 Plan”) as a result of any future stock split, stock dividend or similar adjustment of Common Stock in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Act”).

(2)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Act based on the average of the high and low sale prices per share of the Registrant’s Common Stock as quoted on the Nasdaq Stock Market on August 5, 2019.

C.H. ROBINSON WORLDWIDE, INC.
EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8 under the Act, this Registration Statement is filed to register 4,000,000 additional shares of the Common Stock of C.H. Robinson Worldwide, Inc., a Delaware corporation (the “Company”), reserved for issuance for all awards granted under the C.H. Robinson Worldwide, Inc. 2013 Equity Incentive Plan (as amended and restated, the “2013 Plan”).
An aggregate of 7,099,402 shares of the Company’s Common Stock was previously registered for issuance under the 2013 Plan pursuant to a Registration Statement on Form S-8 (No. 333-191235) filed with the Securities and Exchange Commission (the “Commission”) on September 18, 2013 and an additional 6,000,000 shares of the Company’s Common Stock were previously registered for issuance under the 2013 Plan pursuant to a Registration Statement on Form S-8 (No. 333-213836) filed with the Commission on September 28, 2016. Such Registration Statements are currently effective and the contents thereof are incorporated herein by reference except to the extent that such content is superseded by the items appearing below.
PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents previously filed (File No. 000-23189) with the Commission pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) are, as of their respective dates, incorporated by reference in this registration statement:
(a) The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2018 (which incorporates by reference certain portions of the Company’s definitive proxy statement for the Company’s 2019 Annual Meeting of Shareholders);
(b) The Quarterly Reports on Form 10-Q of the Company for the quarters ended March 31, 2019 and June 30, 2019;
(c) The Current Reports on Form 8-K of the Company filed February 11, 2019, March 21, 2019, April 1, 2019 (Item 5.02 only), May 14, 2019 and June 6, 2019; and
(d) The description of the Company’s Common Stock contained in the registration statement on Form 8-A filed on October 9, 1997, and all amendments and reports filed for the purpose of updating such description.
In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this registration statement and before the filing of a post-effective amendment (other than information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules) that indicates that all shares of Common Stock offered have been sold, or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in, and to be a part of, this registration statement from the date of filing of those documents.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5.    Interests of Named Experts and Counsel.
Faegre Baker Daniels LLP has given an opinion on the validity of the shares of Common Stock being registered by this Registration Statement. Faegre Baker Daniels LLP does not have an interest in the Company of the type specified in Item 509 of Regulation S-K.
Item 8.    Exhibits.

4.1	Certificate of Incorporation of the Company (as amended on May 15, 2012 and incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed May 15, 2012)

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K on August 10, 2018)

5.1	Opinion of Faegre Baker Daniels LLP, counsel for the Company

23.1	Consent of Faegre Baker Daniels LLP (contained in Exhibit 5.1 to this Registration Statement)

23.2	Consent of Deloitte & Touche LLP

24.1	Powers of Attorney

99.1
C.H. Robinson Worldwide, Inc. 2013 Equity Incentive Plan (as amended and restated as of May 9, 2019 and incorporated by reference to Appendix A to the Company’s Proxy Statement for the 2019 Annual Meeting of the Shareholders filed March 29, 2019)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Eden Prairie, State of Minnesota on August 8, 2019.

C.H. ROBINSON WORLDWIDE, INC.
By:	/s/ BEN G. CAMPBELL
Ben G. Campbell Chief Legal Officer and Secretary
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below on August 8, 2019 by the following persons in the capacities indicated:

Signature	Title

*	Chief Executive Officer and Director (Principal Executive Officer)
Robert C. Biesterfeld, Jr.

*	Interim Chief Financial Officer and Corporate Controller (Principal Financial Officer and Principal Accounting Officer)
Scott S. Hagen
*	Director
Scott P. Anderson
*	Director
Wayne M. Fortun
*	Director
Timothy C. Gokey
*	Director
Mary J. Steele Guilfoile
*	Director
Jodee Kozlak
*	Director
Brian P. Short
*	Director
James B. Stake
*	Director
Paula Tolliver
*	Chairman of the Board
John P. Wiehoff

*By:	/s/ BEN G. CAMPBELL
Ben G. Campbell Attorney-in-Fact

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